UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On March 21, 2023, Joan Robinson-Berry informed Proterra Inc (the “Company”) of her resignation as a member of the board of directors of the Company (the “Board”), the Audit Committee of the Board and the Nominating and ESG Committee of the Board, effective March 22, 2023. Ms. Robinson-Berry’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following Ms. Robinson-Berry’s resignation from the Board, on March 22, 2023, the Board approved a decrease in the size of the Board from ten to nine directors. Following the changes to the Board, the Board consists of a total of nine members, seven of whom are “independent directors” as determined in accordance with Rule 5605(a)(2) of the Nasdaq Listing Standards.

Officer Resignation

On March 20, 2023, JoAnn Covington informed the Company of her resignation as Chief Legal Officer & Head of Government Relations and Corporate Secretary, effective March 27, 2023. Ms. Covington’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective March 27, 2023, Jeffrey Mitchell will become the Company’s interim General Counsel and Corporate Secretary. Ms. Covington’s resignation and Ms. Robinson-Berry’s resignation are unrelated.

On March 24, 2023, the Company and Ms. Covington executed a Separation Agreement (the “Separation Agreement”), pursuant to which Ms. Covington will remain at the Company as a non-officer employee until June 30, 2023, to provide support during the transition to a new Chief Legal Officer, unless an earlier date is mutually agreed (such date, the “Separation Date”). During the transition period, Ms. Covington will receive the compensation and benefits provided under her existing terms of employment. Under the Separation Agreement, in exchange for providing transition support through the Separation Date and agreeing to a waiver and general release of all claims in favor of the Company and its affiliates, Ms. Covington will receive, among other benefits, a lump-sum payment equal of $187,500, which represents six months of Ms. Covington’s base compensation, and an additional lump-sum payment equal to $13,380, equivalent to six months of Ms. Covington’s monthly premium for the cost of benefit continuation for health benefits. The payments will be made to Ms. Covington within seven days following the Separation Date. Ms. Covington also remains eligible for change in control benefits. In addition, the Company agreed to take the steps necessary to extend the exercise period for Ms. Covington’s vested stock options under the Company’s 2010 Equity Incentive Plan to the earlier of (i) twelve months from the Separation Date or (ii) the expiration date of each such option.

The above description of the Separation Agreement is a summary only. A copy of the agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	Chief Executive Officer